UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

DDi Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 14, 2011, DDi Corp. (the “Company”) entered into an amendment (the “Amendment”) to the Credit Agreement (the “Credit Agreement”) dated September 23, 2010 among the Company, DDi Global Corp., DDi Sales Corp., DDi North Jackson Corp., DDi Milpitas Corp., DDi Denver Corp., and DDi Cleveland Corp., as U.S. Borrowers (the “U.S. Borrowers”), DDi Toronto Corp., as Canadian Borrower (the “Canadian Borrower”), certain other subsidiaries of the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and U.S. Lender, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Lender.

The Amendment amends the Credit Agreement to (i) reduce the margin that is added to published interest rates to determine the applicable interest rates for borrowing from 3.25% to 2.50% and (ii) increase the amount of dividends that the Company can pay without obtaining the consent of the Lender from $8.0 million in a rolling twelve-month period (and $25.0 million over the term of the Credit Agreement) to $12.0 million ($40.0 million over the term of the Credit Agreement). The Amendment is filed with this Report as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2011, the Board of Directors (the “Board”) of the Company increased the size of the Board from seven (7) to eight (8) members. At the same time, the Board elected Lloyd I. Miller, III to fill the vacancy created by the increase in the number of directors constituting the Board.

Mr. Miller is eligible to participate in all compensation plans applicable to non-employee members of the Board, as previously approved by the Board. Mr. Miller will also enter into an Indemnification Agreement with the Company in the form previously approved by the Board.

There are no arrangements or understandings known to the Company between Mr. Miller and any other person pursuant to which Mr. Miller was appointed to the Board. Mr. Miller has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2011, in connection with the appointment of Mr. Miller as a director, the Board approved an amendment to Article III, Section 2 of the Company’s Bylaws to provide that the number of directors will be not less than seven (7) nor more than nine (9), with the exact number of directors to be eight (8) until changed by a further resolution of the Board or the Company’s stockholders. The Amended and Restated By-laws of the Company reflecting that amendment are filed with this report as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of DDi Corp., as amended

99.1	First Amendment to Credit Agreement by and between DDi Corp., DDi Global Corp., DDi Sales Corp., DDi North Jackson Corp., DDi Milpitas Corp., DDi Denver Corp., and DDi Cleveland Corp., DDi Toronto Corp., the other Loan Parties thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and U.S. Lender, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: March 15, 2011

	By:	/s/ J. Michael Dodson
J. Michael Dodson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws of DDi Corp., as amended

99.1	First Amendment to Credit Agreement by and between DDi Corp., DDi Global Corp., DDi Sales Corp., DDi North Jackson Corp., DDi Milpitas Corp., DDi Denver Corp., and DDi Cleveland Corp., DDi Toronto Corp., the other Loan Parties thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and U.S. Lender, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Lender.